Exhibit 99.1

BABYCARE HOLDINGS, LTD.

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars, except share data)

(Unaudited)

	As at	As at
	June 30	December 31
	2010	2009
ASSETS
Current assets:
Cash	$2,007,193	$1,964,612
Term deposits	1,327,199	6,297,414
Accounts receivable, net	99,681	83,447
Inventories	1,325,216	1,216,428
Prepaid expenses and other current assets	526,917	484,195

Total current assets	5,286,206	10,046,096

Rental deposits	155,808	173,377
Restricted cash	3,228,161	3,135,395
Amount due from related parties — non-current	4,558,485	4,331,714
Property and equipment, net	1,575,916	1,728,761

Total assets	$14,804,576	$19,415,343

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$352,676	$66,635
Accrued expenses and other current liabilities	1,864,526	2,229,361

Total current liabilities	2,217,202	2,295,996

Total liabilities	2,217,202	2,295,996

Shareholder’s equity:

Ordinary shares: par value $1.00; 200,000 shares authorized, 75,472 shares issued and outstanding, respectively	75,472	75,472
Additional paid-in capital	50,009,823	53,896,374
Accumulated other comprehensive income	693,654	825,044
Accumulated deficit	(38,191,575)	(37,677,543)

Total shareholder’s equity	12,587,374	17,119,347

Total liabilities and shareholder’s equity	$14,804,576	$19,415,343

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts expressed in US dollars)

(Unaudited)

	Six months ended June 30
	2010	2009
Net revenues:
Product sales	$7,014,637	$6,383,072
Services	1,021,842	575,152

Total net revenues	8,036,479	6,958,224

Cost of revenues:
Product	(1,282,436)	(1,451,657)
Services	(142,166)	(141,571)

Total cost of revenues	(1,424,602)	(1,593,228)

Gross profit	6,611,877	5,364,996

Operating expenses:
Selling expenses	(5,554,636)	(5,737,645)
General and administrative expenses	(1,618,880)	(1,611,788)

Loss from operations	(561,639)	(1,984,437)

Other income and expenses:
Interest income	47,804	99,935
Interest expense	(197)	(173,261)
Other gains	—	654,986

Net loss	$(514,032)	$(1,402,777)

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars, except number of shares)

(Unaudited)

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated		Comprehensive
	Shares	Amount	capital	income	deficit	Total	loss

Balance as of December 31, 2008	75,472	$75,472	$53,135,715	$816,333	$(34,140,328)	$19,887,192

Net loss	—	—	—	—	(1,402,777)	(1,402,777)	(1,402,777)
Foreign currency translation adjustments	—	—	—	68,775	—	68,775	68,775

Comprehensive loss							(1,334,002)

Shareholder’s interest expense allocation	—	—	172,940	—	—	172,940
Share-based compensation	—	—	230,982	—	—	230,982

Balance as of June 30, 2009	75,472	$75,472	53,539,637	885,108	(35,543,105)	18,957,112

Balance as of December 31, 2009	75,472	$75,472	$53,896,374	$825,044	$(37,677,543)	$17,119,347

Net loss	—	—	—	—	(514,032)	(514,032)	(514,032)
Foreign currency translation adjustments	—	—	—	(131,390)	—	(131,390)	(131,390)

Comprehensive loss							(645,422)

Distribution to shareholder	—	—	(4,001,000)	—	—	(4,001,000)
Share-based compensation	—	—	114,449	—	—	114,449

Balance as of June 30, 2010	75,472	75,472	50,009,823	693,654	(38,191,575)	12,587,374

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars)

(Unaudited)

	Six months ended June 30
	2010	2009

Cash flows from operating activities:
Net loss	(514,032)	(1,402,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest on restricted cash	(70,789)	(45,277)
Losses on disposals of property and equipment	—	21,853
Depreciation and amortization	250,251	262,522
Share-based compensation	114,449	230,982
Shareholder’s interest expense allocation	—	172,940

Changes in operating assets and liabilities:
Accounts receivable	(15,602)	(47,568)
Inventories	(100,010)	233,274
Prepaid expenses and other current assets	(39,231)	(394,252)
Amount due from related parties	(196,069)	(490,117)
Rental deposits	18,706	(36,440)
Accounts payable	284,591	(114,276)
Accrued expenses and other current liabilities	(378,974)	(544,934)

Net cash used in operating activities	(646,710)	(2,154,070)

Cash flows from investing activities:
Term deposits	4,970,215	117,075
Purchases of property and equipment	(97,406)	(326,604)
Proceeds from disposal of property and equipment	—	917

Net cash provided by/(used in) investing activities	4,872,809	(208,612)

Cash flows from financing activities:
Distribution to shareholder	(4,001,000)	—

Net cash provided by financing activities	(4,001,000)	—

Effect of exchange rate changes on cash	(182,518)	11,715

Net (decrease)/increase in cash	42,581	(2,350,967)

Cash at beginning of period	1,964,612	3,865,859

Cash at end of period	2,007,193	1,514,892

BABYCARE HOLDINGS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.             Description of Business

Babycare Holdings, Ltd. (the “Company”) is incorporated in the Cayman Islands as a holding company.  The sole shareholder of the Company is Yaolan Ltd. (“Yaolan”), a company incorporated in Cayman Islands. The Company and its variable interest entities (“VIEs”) (collectively referred to as the “Group”) are principally engaged in developing and providing pre-natal, infant and toddler care related products and related educational services in the People’s Republic of China (the “PRC”).

As discussed in more detail in Note 10, on 16 August 2010, USANA Health Sciences, Inc. (“USANA”) acquired 100% of the equity interests in the Company from Yaolan.

2.             Principles of consolidation

The Group’s consolidated financial statements include the financial statements of Babycare Holdings, Ltd and its VIEs. All transactions and balances among the Company and VIEs have been eliminated upon consolidation.

3.             Basis of presentation

The balance sheet as of December 31, 2009, derived from audited financial statements, and the unaudited interim consolidated financial statements as of June 30, 2010 and 2009 of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Certain information and footnote disclosures that are normally included in financial statements that have been prepared in accordance with US GAAP have been condensed or omitted.  In the opinion of management, the accompanying interim consolidated financial information reflects all adjustments, including normal recurring adjustments management considers necessary to present fairly the Group’s financial position as of June 30, 2010 and results of operations for the six months ended June 30, 2009 and 2010.  These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2009.  The results for the interim periods are not necessarily indicative of the results for the entire year.

4.             Recent accounting pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued FAS 167: Amendments to FASB Interpretation No. 46(R) which amended the consolidation accounting guidance. This guidance requires that companies qualitatively assess the determination of the Company being the primary beneficiary (“consolidator”) of a variable interest entity (“VIE”) on whether the Company (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.  It also requires an ongoing reconsideration of the primary beneficiary and amends events that trigger a reassessment of whether an entity qualifies as a VIE. The new model is applicable to all new and existing VIEs and is effective for periods beginning after November 15, 2009. The Company adopted FAS 167 on January 1, 2010, and its application had no impact on the Company’s consolidated financial statements.

BABYCARE HOLDINGS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(UNAUDITED)

Recent accounting pronouncements - continued

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for sales arrangements that include multiple products or services by revising the criteria for when deliverables may be accounted for separately rather than as a combined unit. Specifically, this guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is necessary to separately account for each product or service. This hierarchy provides more options for establishing selling price than existing guidance. ASU 2009-13 is required to be applied prospectively to new or materially modified revenue arrangements in fiscal years beginning on or after June 15, 2010. The Group adopted ASU 2009-13 during the interim period ended June 30, 2010, and its application had no impact on the Group’s consolidated financial statements.

5.             Fair value of financial instruments

Financial instruments include cash, term deposits, accounts receivable, restricted cash, accounts payable, accrued expenses and other current liabilities and amounts due from and to related parties.  As of June 30, 2010, except for restricted cash, which is determined based on the principal plus interest accrual, the carrying values of these financial instruments approximate their fair values due to their short-term maturities.

Assets measured at fair value on a recurring basis are summarized below:

		Fair value measurement at reporting date using
	As at June 30, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Term deposits	$1,327,199	—	$1,327,199	—

		Fair value measurement at reporting date using
	As at December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Term deposits	$6,297,414	—	$6,297,414	—

Term deposits:

The fair values of term deposits placed with banks are determined based on the pervasive interest rates in the market, which are also the interest rates as stated in the contracts with the banks. The Group classifies the valuation techniques that use the pervasive interest rates input as Level 2.

BABYCARE HOLDINGS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(UNAUDITED)

6.             Inventories

Inventories by major class consist of the following

	As at	As at
	June 30,	December 31,
	2010	2009

Raw materials	$679,660	$477,926
Finished goods	645,556	738,502

Total inventories	$1,325,216	$1,216,428

7.             Property and equipment, net

Property and equipment consist of the following:

	As at	As at
	June 30,	December 31,
	2010	2009
Machinery	$1,188,304	$1,169,153
Furniture and office equipment	959,780	996,876
Application software	441,236	412,769
Leasehold improvements	2,594,770	2,589,777
Construction in progress	74,618	—

Total property and equipment	5,258,708	5,168,575
Less: accumulated depreciation and amortization	(3,682,792)	(3,439,814)

Total property and equipment, net	$1,575,916	$1,728,761

8.             Accrued expenses and other current liabilities

	As at	As at
	June 30,	December 31,
	2010	2009
Accrued payroll and welfare	$121,187	$186,693
Accrued expenses	588,338	566,372
Accrued business and valued added taxes	190,638	240,125
Deferred revenue	479,895	750,432
Other current liabilities	484,468	485,739

Total accrued expenses and other current liabilities	$1,864,526	$2,229,361

Other current liabilities represent payables for social insurance fees withheld from employees’ payroll, sales commissions, and others.

BABYCARE HOLDINGS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(UNAUDITED)

9.             Related Party Transactions

Related party balances consist of the following:

	As at
	June 30,	December 31,
	2010	2009
Due from related parties - non-current
Beijing Century Yaolan Network Technology Co. (“Century Yaolan”) (i)	$4,558,485	$4,331,714

	$4,558,485	$4,331,714

The transactions with related parties included:

(i)            Transactions with Century Yaolan

Through a financing agreement, an equity purchase agreement and a service support agreement, Yaolan has obtained the economic controlling interest over and is the primary beneficiary of Century Yaolan. The transactions between the Company and Century Yaolan mainly include advances and providing support services:

	2010	2009

Advances to Century Yaolan	$176,349	$761,623
Revenue for services from Century Yaolan	$19,704	$59,917

On August 12, 2010, the Company decided to settle a sum of $5,050,000 to Yaolan, of which $4,000,000 was paid in April 2010, and recorded as a distribution, with the remaining $1,050,000 paid in September 2010.

10.          Subsequent events

On August 16, 2010, USANA Health Sciences, Inc. (“USANA”) acquired 100% of the equity interests in the Company from Yaolan at a consideration of $62.7 million. The consideration consisted of $45 million in cash with the remaining settled by 400,000 shares of USANA common stock.

In accordance with ASC 855, the Company has performed an evaluation of subsequent events through October 7, 2010, which is the date on which these financial statements were available to be issued, with no other events or transactions needed to be recognized or disclosed.